PICTURE - ARTIST'S RENDERING OF FLAGLER CENTER









                       FLORIDA EAST COAST INDUSTRIES, INC.


                  SUPPLEMENTAL REAL ESTATE INFORMATION PACKAGE
                                  JUNE 30, 2003










                                          PHOTO - FLAGLER CENTER OFFICE BUILDING

                       FLORIDA EAST COAST INDUSTRIES, INC.


                  SUPPLEMENTAL REAL ESTATE INFORMATION PACKAGE

                                      INDEX
                                      -----

                                  INTRODUCTION
                                  ------------
Introduction and forward-looking statements                                  1

                     FLAGLER OPERATING PROPERTY INFORMATION
                     --------------------------------------
Detail of property portfolio, including occupancy, financial                3-4
  measures and subsequent events
Lease expirations                                                            5
Real estate development pipeline                                             6

                            LAND HELD FOR DEVELOPMENT
                            -------------------------
Land held for development                                                    8
Information and estimates for major developments                             9

                                  SURPLUS LANDS
                                  -------------
Surplus land currently on the market for sale or under contract             11

                                  INTRODUCTION
                                  ------------

PURPOSE
-------

The purpose of this package is to provide investors with additional information about the Company's real estate holdings.

ABOUT FLORIDA EAST COAST INDUSTRIES, INC.
-----------------------------------------

Florida East Coast Industries, Inc., headquartered in St. Augustine, Fla., conducts operations through two wholly owned subsidiaries, Flagler Development Company (Flagler) and Florida East Coast Railway, L.L.C. (FECR). Flagler owns, develops, leases and manages 7.0 million square feet of commercial and industrial space, including 403,000 square feet in the development phase, and owns approximately 938 acres of entitled land and 4,900 acres of additional Florida properties. FECR is a regional freight railroad that operates 351 miles of main line track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta, Jacksonville and Miami. For more information, visit the Company's website at http://www.feci.com.

ABOUT FLAGLER DEVELOPMENT COMPANY
---------------------------------

A subsidiary of Florida East Coast Industries, headquartered in Jacksonville, Fla., Flagler owns, develops, leases and manages approximately 7.0 million square feet of office and industrial space, including 403,000 square feet in development phase. Flagler's space consists of Class-A office and industrial properties, primarily in Jacksonville, Orlando, Ft. Lauderdale and Miami. In addition, Flagler owns approximately 938 acres of entitled land in Florida which is available for development of up to an additional 14.8 million square feet and Flagler owns approximately 4,900 acres of other Florida properties.

ABOUT FLORIDA EAST COAST RAILWAY'S LANDS
----------------------------------------

In addition to Flagler's realty holdings, Florida East Coast Railway has land holdings of 1,176 acres which are redundant to the Railway's operating requirements. Over time, the Railway has been reconfiguring its operations to improve efficiency of asset utilization and free up lands for higher and better uses. This process is continuing.

      Contacts:

                  Investors:     Bradley D. Lehan
                                 (904) 819-2128

                  Media:         Husein A. Cumber
                                 (904) 826-2280

FORWARD-LOOKING STATEMENTS
--------------------------

This Information Package contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the Company's future timing and costs of pursuing its development projects and the timing and amounts of resultant future rental revenues; changes in the real estate market or in general economic conditions, including the possibility of a general economic slowdown or recession; product and geographical concentration; industry competition; changes in interest rates and capital markets; discretionary government decisions affecting the use of land, and delays resulting therefrom; changes in the management team; changes in tax laws; weather conditions and other natural occurrences that may affect construction or cause damage to assets; liability for environmental remediation and changes in environmental laws and regulations; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of parties to reach agreement on definitive terms or to close transactions; costs and availability of land and construction materials; limitations on and challenges to title of property; risks related to the financial strength of joint venture projects ; changes in policies and practices or organized labor groups; shortages in electrical power; and other risks inherent in the real estate business. Further information on these and other risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Forms 10-K and 10-Q. The Company assumes no obligations to update the information contained in this Information Package, which speaks only as of its date.

                     FLAGLER OPERATING PROPERTY INFORMATION












PHOTO - GRAN PARK AT SOUTHPARK                     PHOTO - DEERWOOD NORTH

















   PHOTO - FLAGLER CENTER                   PHOTO - GRAN PARK AT BEACON STATION

FLAGLER DEVELOPMENT COMPANY
OPERATING PROPERTIES

                                                                 YEAR
               BUILDING NAME                                     BUILT          LOCATION                       TYPE
               -------------                                     -----          --------                       ----
same store     duPont Center I                                    1987        Jacksonville                    Office
same store     duPont Center II                                   1988        Jacksonville                    Office

-----------------------------------------------------------------------------------------------------------------------------
    2          DUPONT CENTER
-----------------------------------------------------------------------------------------------------------------------------

same store     Deerwood South Office Building 1                   1996        Jacksonville                    Office
same store     Deerwood South Office Building 2                   1996        Jacksonville                    Office
same store     Deerwood South Office Building 3                   1996        Jacksonville                    Office
same store     Deerwood South Office Building 4                   1998        Jacksonville                    Office
same store     Deerwood North Office Building 1                   1999        Jacksonville                    Office
               Deerwood North Office Building 2                   2001        Jacksonville                    Office

-----------------------------------------------------------------------------------------------------------------------------
    6          GRAN PARK AT DEERWOOD
-----------------------------------------------------------------------------------------------------------------------------

same store     Flagler Center Office 1                            1999        Jacksonville                    Office
same store     Flagler Center OSW 1                               1997        Jacksonville          Office/Showroom/Warehouse
same store     Flagler Center OSW 2                               1998        Jacksonville          Office/Showroom/Warehouse
same store     Flagler Center OSW 3                               1998        Jacksonville          Office/Showroom/Warehouse
same store     Flagler Center OSW 4                               1999        Jacksonville          Office/Showroom/Warehouse
same store     Flagler Center FLW 1                               1997        Jacksonville            Front Load Warehouse
same store     Flagler Center RB 1                                1997        Jacksonville               Rail Building

-----------------------------------------------------------------------------------------------------------------------------
    7          FLAGLER CENTER
-----------------------------------------------------------------------------------------------------------------------------

same store     Avenues Office Building 1                          1992        Jacksonville                    Office
same store     Avenues Office Building 2                          1993        Jacksonville                    Office
same store     Avenues Office Building 3                          1995        Jacksonville                    Office
same store     Avenues OW  1, Bldg 400, Barnett Tech              1994        Jacksonville               Office/Warehouse
same store     Avenues OW  2, Bldg 600, Harte-Hanks               1996        Jacksonville               Office/Warehouse
same store     Avenues OSW 1, Bldg 100                            1992        Jacksonville          Office/Showroom/Warehouse
same store     Avenues OSW 2, Bldg 200                            1992        Jacksonville          Office/Showroom/Warehouse
same store     Avenues OSW 3, Bldg 500                            1997        Jacksonville          Office/Showroom/Warehouse

-----------------------------------------------------------------------------------------------------------------------------
    8          GRAN PARK AT THE AVENUES
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
    1          THE OFFICE CENTRE AT SOUTHPOINT                    1999        Jacksonville                   Office
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   24          TOTAL NORTH REGION
-----------------------------------------------------------------------------------------------------------------------------

same store     Gran Park at SouthPark - Office 1                  1998          Orlando                      Office
same store     Gran Park at SouthPark - Office 2                  1999          Orlando                      Office
same store     Gran Park at SouthPark - Office 3                  2001          Orlando                      Office
same store     Gran Park at SouthPark - Office 4                  2000          Orlando                      Office
same store     Gran Park at SouthPark - OSW 1                     1998          Orlando             Office/Showroom/Warehouse
same store     Gran Park at SouthPark - OSW 2                     2000          Orlando             Office/Showroom/Warehouse

-----------------------------------------------------------------------------------------------------------------------------
    6          GRAN PARK AT SOUTHPARK I
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
    6          TOTAL CENTRAL REGION
-----------------------------------------------------------------------------------------------------------------------------

FLAGLER DEVELOPMENT COMPANY
OPERATING PROPERTIES

                                                                                                                  RENTAL PROPERTIES
                                                                                             RENTAL PROPERTIES    OPERATING PROFIT
                                                                         RENTAL PROPERTIES    DEPRECIATION &    BEFORE DEPRECIATION
                                                   6/30/2003  6/30/2003  OPERATING PROFIT      AMORTIZATION       AND AMORTIZATION
                                         TOTAL      OCCUPIED  OCCUPIED    3 MONTHS ENDED     3 MONTHS ENDED       3 MONTHS ENDED
BUILDING NAME                         RENTABLE SF      SF        %          6/30/2003           6/30/2003            6/30/2003
-------------                         -----------  ---------  ---------  -----------------  -----------------   -------------------
duPont Center I                          80,000       2,746       3%          (153,344)             73,621             (79,723)
duPont Center II                         80,000      79,512      99%           100,732             114,285             215,017

-----------------------------------------------------------------------------------------------------------------------------------
DUPONT CENTER                           160,000      82,258      51%           (52,612)            187,906             135,294
-----------------------------------------------------------------------------------------------------------------------------------

Deerwood South Office Building 1        134,235      84,810      63%            50,213             157,593             207,806
Deerwood South Office Building 2        124,735     118,933      95%           238,036             111,679             349,715
Deerwood South Office Building 3        126,121     110,968      88%           180,644             194,185             374,829
Deerwood South Office Building 4        134,931     129,796      96%           327,538             159,753             487,291
Deerwood North Office Building 1        135,283     128,528      95%           220,207             207,805             428,012
Deerwood North Office Building 2        135,270      98,254      73%           149,890             184,131             334,021

-----------------------------------------------------------------------------------------------------------------------------------
GRAN PARK AT DEERWOOD                   790,575     671,289      85%         1,166,528           1,015,146           2,181,674
-----------------------------------------------------------------------------------------------------------------------------------

Flagler Center Office 1                 123,298     123,298     100%            25,582             139,088             164,670
Flagler Center OSW 1                    147,553     147,553     100%           273,826             108,760             382,586
Flagler Center OSW 2                     61,837      34,807      56%            34,764              38,254              73,018
Flagler Center OSW 3                    134,085     134,085     100%            45,627             242,509             288,136
Flagler Center OSW 4                     97,183      83,760      86%            36,948             187,061             224,009
Flagler Center FLW 1                     98,800      98,800     100%            56,492              52,407             108,899
Flagler Center RB 1                     107,800     107,800     100%            71,455              39,358             110,813

-----------------------------------------------------------------------------------------------------------------------------------
FLAGLER CENTER                          770,556     730,103      95%           544,694             807,437           1,352,131
-----------------------------------------------------------------------------------------------------------------------------------

Avenues Office Building 1                80,018      47,071      59%            (3,282)             89,848              86,566
Avenues Office Building 2                80,614      56,231      70%            61,965              88,589             150,554
Avenues Office Building 3                80,936      77,220      95%           112,688              94,207             206,895
Avenues OW  1, Bldg 400, Barnett Tech   147,231     112,231      76%            46,547              55,984             102,531
Avenues OW  2, Bldg 600, Harte-Hanks    154,326     146,034      95%           139,491              45,316             184,807
Avenues OSW 1, Bldg 100                  40,571      26,007      64%             1,123              53,893              55,016
Avenues OSW 2, Bldg 200                  61,911      58,687      95%            96,026              39,959             135,985
Avenues OSW 3, Bldg 500                  70,126      35,071      50%           (32,710)             87,390              54,680

-----------------------------------------------------------------------------------------------------------------------------------
GRAN PARK AT THE AVENUES                715,733     558,552      78%           421,848             555,186             977,034
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
THE OFFICE CENTRE AT SOUTHPOINT          59,600      59,600     100%            68,598             122,904             191,502
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NORTH REGION                    2,496,464   2,101,802      84%         2,149,056           2,688,579           4,837,635
-----------------------------------------------------------------------------------------------------------------------------------

Gran Park at SouthPark - Office 1       144,931     137,740      95%           159,434             362,822             522,256
Gran Park at SouthPark - Office 2       144,852     144,852     100%           206,437             439,599             646,036
Gran Park at SouthPark - Office 3       182,613     156,256      86%           125,824             262,241             388,065
Gran Park at SouthPark - Office 4        98,384      98,384     100%           141,178             172,972             314,150
Gran Park at SouthPark - OSW 1          131,607      98,955      75%          (250,799)            509,976             259,177
Gran Park at SouthPark - OSW 2          133,231      76,221      57%          (887,073)            643,349            (243,724)

-----------------------------------------------------------------------------------------------------------------------------------
GRAN PARK AT SOUTHPARK I                835,618     712,408      85%          (504,999)          2,390,959           1,885,960
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL CENTRAL REGION                    835,618     712,408      85%          (504,999)          2,390,959           1,885,960
-----------------------------------------------------------------------------------------------------------------------------------

FLAGLER DEVELOPMENT COMPANY
OPERATING PROPERTIES

                                                                  YEAR
               BUILDING NAME                                     BUILT          LOCATION                       TYPE
               -------------                                     -----          --------                       ----
same store     Gran Park at Beacon Station OW  1                  1990            Miami                 Office/Warehouse
same store     Gran Park at Beacon Station OW  2                  1991            Miami                 Office/Warehouse
same store     Gran Park at Beacon Station OW  3                  1992            Miami                 Office/Warehouse
same store     Gran Park at Beacon Station OW  4                  1993            Miami                 Office/Warehouse
same store     Gran Park at Beacon Station OW  5                  1996            Miami                 Office/Warehouse
same store     Gran Park at Beacon Station OSW  1                 1989            Miami            Office/Showroom/Warehouse
same store     Gran Park at Beacon Station OSW  2                 1989            Miami            Office/Showroom/Warehouse
same store     Gran Park at Beacon Station OSW  3                 1990            Miami            Office/Showroom/Warehouse
same store     Gran Park at Beacon Station OSW  4                 1992            Miami            Office/Showroom/Warehouse
same store     Gran Park at Beacon Station OSW  5                 1994            Miami            Office/Showroom/Warehouse
same store     Gran Park at Beacon Station FLW  1                 1991            Miami               Front Load Warehouse
same store     Gran Park at Beacon Station FLW  2                 1992            Miami               Front Load Warehouse
same store     Gran Park at Beacon Station FLW  3                 1993            Miami               Front Load Warehouse
same store     Gran Park at Beacon Station FLW  4                 1993            Miami               Front Load Warehouse
same store     Gran Park at Beacon Station FLW  5                 1994            Miami               Front Load Warehouse
same store     Gran Park at Beacon Station FLW  6                 1995            Miami               Front Load Warehouse
same store     Gran Park at Beacon Station FLW  7                 1995            Miami               Front Load Warehouse
same store     Gran Park at Beacon Station DFLW  1                1993            Miami           Double Front Load Warehouse
same store     Gran Park at Beacon Station RB  1                  1989            Miami                  Rail Building
same store     Gran Park at Beacon Station RB  2                  1991            Miami                  Rail Building
same store     Gran Park at Beacon Station RB  3                  1993            Miami                  Rail Building
same store     Gran Park at Beacon Station RB  4                  1994            Miami                  Rail Building
same store     Gran Park at Beacon Station SC  1                  1994            Miami                 Service Center
same store     Gran Park at Beacon Station Phase II - Office 1    2000            Miami                    Office
same store     Gran Park at Beacon Station Phase II - OW  1       1997            Miami                Office/Warehouse
               Gran Park at Beacon Station Phase II - Retail      2001            Miami                    Retail
               Gran Park at Beacon Station Phase II - OW  26      2001            Miami                Office/Warehouse
               Gran Park at Beacon Station - 22                   1999            Miami                Office/Warehouse
               Gran Park at Beacon Station - 23                   1999            Miami                Office/Warehouse
               Gran Park at Beacon Station - 24                   1999            Miami                Office/Warehouse

-----------------------------------------------------------------------------------------------------------------------------
   30          GRAN PARK AT BEACON STATION
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
   30          TOTAL SOUTH REGION
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
   60          TOTAL 100% OWNED OPERATING PROPERTIES
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
   53          TOTAL SAME STORE PROPERTIES ONLY
-----------------------------------------------------------------------------------------------------------------------------

FLAGLER DEVELOPMENT COMPANY
OPERATING PROPERTIES

                                                                                                                         RENTAL
                                                                                                                       PROPERTIES
                                                                                                                       OPERATING
                                                                                                                         PROFIT
                                                                                        RENTAL           RENTAL          BEFORE
                                                                                      PROPERTIES       PROPERTIES     DEPRECIATION
                                                                                      OPERATING      DEPRECIATION &        AND
                                                                                        PROFIT        AMORTIZATION    AMORTIZATION
                                                              6/30/2003  6/30/2003     3 MONTHS        3 MONTHS        3 MONTHS
                                                   TOTAL      OCCUPIED   OCCUPIED        ENDED           ENDED            ENDED
BUILDING NAME                                    RENTABLE SF      SF        %          6/30/2003       6/30/2003        6/30/2003
-------------                                    -----------  ---------  ---------  ---------------  --------------   ------------
Gran Park at Beacon Station OW  1                  109,216       72,455      66%            35,536          44,493        80,029
Gran Park at Beacon Station OW  2                  109,900      109,900     100%            71,607          50,145       121,752
Gran Park at Beacon Station OW  3                   80,860       80,860     100%            49,050          37,569        86,619
Gran Park at Beacon Station OW  4                   81,153       81,153     100%            57,259          37,359        94,618
Gran Park at Beacon Station OW  5                  103,200       64,552      63%             9,386          34,816        44,202
Gran Park at Beacon Station OSW  1                  48,886       20,826      43%            (5,971)         27,347        21,376
Gran Park at Beacon Station OSW  2                  79,840       79,840     100%            33,829          64,215        98,044
Gran Park at Beacon Station OSW  3                  79,782       79,782     100%            57,740          43,887       101,627
Gran Park at Beacon Station OSW  4                  79,670       57,182      72%            (5,049)         36,735        31,686
Gran Park at Beacon Station OSW  5                  80,200       80,200     100%            21,659          62,374        84,033
Gran Park at Beacon Station FLW  1                 119,333       94,467      79%            33,611          39,728        73,339
Gran Park at Beacon Station FLW  2                 138,600      138,600     100%            78,377          47,126       125,503
Gran Park at Beacon Station FLW  3                 138,600      138,600     100%           117,236          38,423       155,659
Gran Park at Beacon Station FLW  4                  90,735       90,735     100%            70,486          31,688       102,174
Gran Park at Beacon Station FLW  5                 119,400      119,400     100%           102,637          32,015       134,652
Gran Park at Beacon Station FLW  6                  91,393       91,393     100%            47,683          38,243        85,926
Gran Park at Beacon Station FLW  7                  91,393       91,393     100%             3,539          36,929        40,468
Gran Park at Beacon Station DFLW  1                238,530      238,530     100%           114,923          83,659       198,582
Gran Park at Beacon Station RB  1                   69,680       33,680      48%           (22,917)         25,203         2,286
Gran Park at Beacon Station RB  2                   70,000       70,000     100%            42,173          28,371        70,544
Gran Park at Beacon Station RB  3                  119,400      119,400     100%            81,236          40,796       122,032
Gran Park at Beacon Station RB  4                  138,600      138,600     100%            84,162          47,923       132,085
Gran Park at Beacon Station SC  1                   38,956       33,458      86%            27,351          37,391        64,742
Gran Park at Beacon Station Phase II - Office 1    101,444      101,444     100%           181,926         114,551       296,477
Gran Park at Beacon Station Phase II - OW  1       103,200       33,280      32%           (24,046)         31,295         7,249
Gran Park at Beacon Station Phase II - Retail       42,800       10,042      23%           (23,738)         22,606        (1,132)
Gran Park at Beacon Station Phase II - OW  26      201,000      126,766      63%            72,055          54,887       126,942
Gran Park at Beacon Station - 22                   179,832      179,832     100%           106,431         155,263       261,694
Gran Park at Beacon Station - 23                   179,832      179,832     100%           114,236         113,384       227,620
Gran Park at Beacon Station - 24                   179,672      179,672     100%           101,200         137,517       238,717

---------------------------------------------------------------------------------------------------------------------------------
GRAN PARK AT BEACON STATION                      3,305,107    2,935,874      89%         1,633,607       1,595,938     3,229,545
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
TOTAL SOUTH REGION                               3,305,107    2,935,874      89%         1,633,607       1,595,938     3,229,545
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
TOTAL 100% OWNED OPERATING PROPERTIES            6,637,189    5,750,084      87%         3,277,664       6,675,476     9,953,140
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
TOTAL SAME STORE PROPERTIES ONLY                 5,659,183    4,916,086      87%         2,688,992       5,884,784     8,573,776
---------------------------------------------------------------------------------------------------------------------------------

Same store properties include all properties that were in service during both 2002 and 2003.

SUBSEQUENT EVENTS:
------------------

As of 6.30.03 Flagler owned 50% interest in three partnerships with Duke Realty. These partnership entities held 3 operating properties with approximately 292,000 SF and 91% occupancy at 6.30.03. On July 1, 2003 Flagler sold it's interest in these three partnerships to Duke Realty for $22.3 million.

Rental properties operating profit before depreciation and amortization is not a GAAP measurement. It is calculated by subtracting depreciation and amortization from rental properties operating profit. Occupied SF represent all leases that have been executed and have commenced. It does not include leases that have been executed, but have not commenced.

FLAGLER DEVELOPMENT COMPANY
LEASE EXPIRATIONS (SQUARE FEET)

                              100% OWNED PROPERTIES
--------------------------------------------------------------------------------
       EXPIRATIONS            NORTH        CENTRAL       SOUTH      ALL REGIONS
       TIME FRAME             REGION       REGION        REGION        TOTAL
--------------------------------------------------------------------------------

  07/01/03 - 12/31/03          61,531       14,808      256,635        332,974
  01/01/04 - 12/31/04         344,825        4,699      471,656        821,180
  01/01/05 - 12/31/05         254,103      150,876      766,713      1,171,692
  01/01/06 - 12/31/06         219,519       15,095      720,615        955,229
  01/01/07 - 12/31/07         166,844       65,009      206,703        438,556
  01/01/08 - 12/31/08         215,629       99,376      183,722        498,727
  01/01/09 - Thereafter       776,147      362,545      311,210      1,449,902
--------------------------------------------------------------------------------
TOTAL SQUARE FEET           2,038,598      712,408    2,917,254      5,668,260*
--------------------------------------------------------------------------------

* Difference between total expiring and total occupied represents leases that are currently in short-term extension status.

REAL ESTATE DEVELOPMENT PIPELINE

                                                                                                        ACTUAL OR
                                                                                                         EXPECTED          %
                                                                                        NET RENTABLE    CERTIFICATE     LEASED/
DEVELOPMENT PROJECTS - AS OF 6/30/03                                                    SQUARE FEET    OF OCCUPANCY   PRE-LEASED
                                                                                        ------------   ------------   ----------

STATUS                  OWNERSHIP %
------                  -----------

1 Under Construction       100%       SouthPark II - Corinthian Colleges BTS               60,000         Sep-03         100%
2 Under Construction       100%       Deerwood North - Office 3                           113,000         Sep-03          53%
3 Under Construction       100%       Beacon Station - Ryder BTS                          230,000         Jan-05         100%
                                      ------------------------------------------------------------
                                      PROJECTS UNDER CONSTRUCTION                         403,000
                                      ------------------------------------------------------------

4  Pre-development         100%       Beacon Station at Gran Park Miami OW 25             160,211          TBD             0%
5  Pre-development         100%       Beacon Station at Gran Park Miami OW 27             200,709          TBD             0%
6  Pre-development         100%       Gran Park at SouthPark Building 700                  93,400          TBD             0%
7  Pre-development         100%       Port Everglades Building 2                          136,230          TBD             0%
                                      ------------------------------------------------------------
                                      PROJECTS IN PRE-DEVELOPMENT                         590,550
                                      ------------------------------------------------------------

                                      ------------------------------------------------------------
                                      TOTAL DEVELOPMENT AND PRE-DEVELOPMENT PROJECTS      993,550
                                      ------------------------------------------------------------

Lease-up period is defined as a maximum of 12 months from the date the property is issued a certificate of occupancy and during which time certain costs continue to be capitalized. Properties are still considered to be in the development stage.

Under construction is defined as the status of a building that is in the process of being developed, assembled, built or constructed. A building is considered to be under construction after construction has commenced and until a certificate of occupancy is received.


Pre-development phase is defined as the status of a project when the necessary permits have been obtained and investments have been made in engineering, architectural planning and design.


Land utilized in pre-development phase is considered land held for development until the property reaches the construction and lease-up phase.

                            LAND HELD FOR DEVELOPMENT












                          AERIAL PHOTO - FLAGLER CENTER












                          AERIAL PHOTO - BEACON STATION









            Phase I - Beacon Station I; Phase II - Beacon Station II
                  Phase III - Section 31; Phase IV - Section 8

FLAGLER DEVELOPMENT COMPANY
LAND CURRENTLY HELD FOR DEVELOPMENT AS OF JUNE 30, 2003

                                                          APPROX.                                   ENTITLEMENTS
PROPERTY NAME/DESCRIPTION                     COUNTY       ACRES     USE              OFFICE    INDUSTRIAL    OTHER        TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
duPont Center                                 Duval           7 Dev. Office            500,000                              500,000
Gran Park at The Avenues                      Duval          14 Dev. Commercial             --      46,270                   46,270
Flagler Center                                Duval         335 Dev. Commercial      1,668,160   2,459,272    60,000      4,187,432
Gran Park at Deerwood                         Duval           9 Dev. Office            118,278                              118,278
Gran Park at SouthPark I                      Orange         15 Dev. Commercial        163,000                              163,000
Beacon Station I                              Dade            5 Dev. Commercial         60,800     174,238    58,200        293,238
Beacon Station II - Section 6                 Dade          194 Dev. Commercial        663,935   2,630,768     3,000      3,297,703
Office Centre at Southpoint                   Duval           5 Dev. Office             59,448                               59,448
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL - HELD FOR DEVELOPMENT
  (WITHIN PARKS)                                            584                      3,233,621   5,310,548   121,200      8,665,369
-----------------------------------------------------------------------------------------------------------------------------------

Bartram Park (adjacent to Flagler Center)     Duval          90 Undev. Office          882,000                              882,000
Gran Park at SouthPark II                     Orange         73 Undev. Commercial    1,740,073                98,000      1,838,073
Downtown Miami                                Dade            8 Dev. Commercial      1,000,000                            1,000,000
Flagler Plaza - Sunrise                       Broward        40 Dev. Office            822,853                              822,853
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL - HELD FOR DEVELOPMENT
  (ENTITLED TRACTS)                                         211                      4,444,926          --    98,000      4,542,926
-----------------------------------------------------------------------------------------------------------------------------------

Lemberg North                                 St. Johns     585 Undev. Industrial           --                                   --
Section 8 (adjacent to Beacon Station)        Dade          465 Undev. Commercial           --                                   --
Section 31 (adjacent to Beacon Station)       Dade           73 Undev. Commercial           --                                   --
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL - HELD FOR DEVELOPMENT
  (UNENTITLED TRACTS)                                     1,123                             --          --        --             --
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL LAND HELD FOR DEVELOPMENT                           1,918                      7,678,547   5,310,548   219,200     13,208,295
-----------------------------------------------------------------------------------------------------------------------------------

Property held for development within parks and entitled tracts are shown at net developable acreage. Unentitled tracts are shown at gross acreage. The land in the pre-development phase is included in this schedule. Once property reaches the construction and lease-up phase, it is no longer included in the "held for development" category.

-----------------------------------------------------------------------------------------------------------------------------------
The schedule above does not include acreage or entitlement information related to South Jax Industrial Park and Section 32, both which are currently on the market for sale. Also excluded from the above schedule are acreage and entitlement information related to certain significant Flagler Center and Beacon Pointe parcels which are included in "Other Flagler properties under contract" on the final page of this Supplemental Real Estate Information Package.
-----------------------------------------------------------------------------------------------------------------------------------

             LAND HELD FOR DEVELOPMENT-INFORMATION AND ESTIMATES FOR
                    SELECTED PROPERTIES AS OF JUNE 30, 2003

--------------------------------------------------------------  -----------------------------------------------------------------
Flagler Center                                                  Beacon Station II-Section 6
--------------------------------------------------------------  -----------------------------------------------------------------
Estimated Acres Available for Development*                 335  Estimated Remaining Developable Acres                         194
Estimated Value Range today per Acre                            Estimated Value Range today per Acre
   (Land)(1)                              $185,000 to $283,000    (Land)(5)                                  $326,000 to $392,000
   assumes infrastructure in place                                assumes infrastructure in place

Estimated Infrastructure time frame                  5 year(s)  Estimated Infrastructure time frame                     2 year(s)
   - Start                                                2003    - Start                                                    2003
   - Finish                                               2007    - Finish                                                   2004
Est Remaining Infrastructure cost/Dev Acre[9]         $ 35,000           Est Remaining Infrastructure cost/Dev Acre       $ 7,500

Estimated Land Absorption                          10-11 years  Estimated Land Absorption                               5-7 years
   - Start                                                2003    - Start                                                    2003

*Does not include approx. 78 acres currently under contract.
--------------------------------------------------------------  -----------------------------------------------------------------

--------------------------------------------------------------  -----------------------------------------------------------------
Bartram Park-adjacent to Flagler Center                         Section 8-adjacent to Beacon Station*
--------------------------------------------------------------  -----------------------------------------------------------------
Estimated Remaining Developable Acres                       90  Estimated Developable Acres                                   309
Estimated Value Range today per Acre                            Estimated Value Range today
   (Land)(2)                              $196,000 to $240,000    per Acre (Land)(6)                         $279,000 to $340,000
   assumes infrastructure in place                                assumes infrastructure in place

Estimated Infrastructure time frame                  2 year(s)  Estimated Infrastructure time frame                     6 year(s)
   - Start                                                2005    - Start                                                    2007
   - Finish                                               2006    - Finish                                                   2012
Est Remaining Infrastructure cost/Dev Acre            $ 16,000  Est Remaining Infrastructure cost/Dev Acre              $ 205,000

Estimated Land Absorption                            3 year(s)  Estimated Land Absorption                              8-10 years
   - Start                                                2006    - Start                                                    2008

                                                                *There may be a higher or better use for some or all of this land.
--------------------------------------------------------------  -----------------------------------------------------------------

--------------------------------------------------------------  -----------------------------------------------------------------
Gran Park at SouthPark I                                        Section 31-adjacent to Beacon Station
--------------------------------------------------------------  -----------------------------------------------------------------
Estimated Remaining Developable Acres                       15   Estimated Developable Acres                                   55
Estimated Value Range today per Acre                             Estimated Value Range today
   (Land)(3)                              $135,000 to $165,000      per Acre (Land)(7)                       $312,000 to $381,000
   assumes infrastructure in place                                  assumes infrastructure in place

Estimated Infrastructure time frame                  0 year(s)  Estimated Infrastructure time frame                     1 year(s)
   - Start                                                 N/A    - Start                                                    2007
   - Finish                                                N/A    - Finish                                                   2007
Est Remaining Infrastructure cost/Dev Acre            $   --    Est Remaining Infrastructure cost/Dev Acre              $ 182,000

Estimated Land Absorption                            5 year(s)  Estimated Land Absorption                               4-6 years
- Start                                                   2003    - Start                                                    2008
--------------------------------------------------------------  -----------------------------------------------------------------

--------------------------------------------------------------  -----------------------------------------------------------------
Gran Park at SouthPark II                                       Flagler Plaza-Sunrise
--------------------------------------------------------------  -----------------------------------------------------------------
Estimated Developable Acres                                 73  Estimated Developable Acres                                    40
Estimated Value Range today per Acre                            Estimated Value Range today
   (Land)(4)                              $260,000 to $304,000    per Acre (Land)(8)                         $326,000 to $370,000
   assumes infrastructure in place                                assumes infrastructure in place

Estimated Infrastructure time frame                  2 year(s)  Estimated Infrastructure time frame                     0 year(s)
   - Start                                                2003    - Start                                                     N/A
   - Finish                                               2004    - Finish                                                    N/A
Est Remaining Infrastructure cost/Dev Acre            $ 90,000  Est Remaining Infrastructure cost/Dev Acre              $  --

Estimated Land Absorption                            6-8 years  Estimated Land Absorption                               7-9 years
   - Start                                                2004    - Start                                                    2004
--------------------------------------------------------------  -----------------------------------------------------------------
Land value estimates reflect current market conditions, which can fluctuate significantly, and are not estimates of expected future realizations over the anticipated absorption period.

(1) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of:
    78% Office - 18% Industrial - 4% Other.
(2) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of:
    100% Office - 0% Industrial - 0% Retail.
(3) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of:
    69% Office - 31% Industrial - 0% Retail.
(4) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of:
    59% Office - 17% Call Center- 24% Retail.
(5) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of:
    11% Office - 59% Industrial - 22% Call Center - 9% Retail.
(6) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of:
    0% Office - 95% Industrial - 5% Other.
(7) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of:
    54% Office - 46% Industrial - 0% Retail.
(8) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of:
    100% Office - 0% Industrial - 0% Retail.
(9) Cost is net of expected reimbursements of certain costs from an incremental tax district.

---------------------------------------------------------------------------------------------------------------------------------
THE COMPANY HAS NOT PROVIDED DETAILED INFORMATION ON THE FOLLOWING PROPERTIES THAT ARE LISTED ON THE PREVIOUS PAGE: DUPONT CENTER,
GRAN PARK AT THE AVENUES, GRAN PARK AT DEERWOOD, BEACON STATION I, DOWNTOWN MIAMI, AND LEMBERG NORTH.
---------------------------------------------------------------------------------------------------------------------------------

THE COMPANY MAY FROM TIME TO TIME SUPPLY UPDATED OR ADDITIONAL INFORMATION OR ADDITIONAL INFORMATION IN THE FUTURE, BUT UNDERTAKES
NO OBLIGATION TO DO SO AND INVESTORS ARE CAUTIONED THAT THE INFORMATION PROVIDED HEREIN SPEAKS ONLY AS OF JUNE 30, 2003.

NOTE: READERS SHOULD REFER TO THE INTRODUCTION PAGE WITHIN THIS DOCUMENT FOR AN IN-DEPTH REVIEW OF FORWARD LOOKING STATEMENTS.

                                  SURPLUS LAND







                                   (PICTURE)









         MIAMI RIVER PROPERTY CURRENTLY UNDER CONTRACT FOR $18 MILLION

            SURPLUS AND OTHER PROPERTIES CURRENTLY ON THE MARKET OR
                       UNDER CONTRACT AS OF JUNE 30, 2003

                           FLAGLER DEVELOPMENT COMPANY
                                  ON THE MARKET

                                                                             APPROX.
PROPERTY NAME/DESCRIPTION                                  COUNTY             ACRES        ASKING PRICE
-------------------------------------------------------------------------------------------------------
Ft. Pierce K-4                                             St. Lucie           82.0         $   405,916
Section 32 - 121st Way                                     Dade                32.0         $ 6,958,710
Stuart Commerce Park                                       Martin               7.0         $ 1,838,995
National Gardens                                           Volusia             60.0         $ 1,150,000
Tico                                                       Brevard            249.0         $ 1,298,911
South Jax Industrial Park                                  Duval               16.0         $ 1,215,000
Vectorspace                                                Brevard             27.0         $ 1,252,000
7 Parcels                                                  Various             33.0         $   325,500
Bunnell                                                    Flagler             66.0         $   210,000
-------------------------------------------------------------------------------------------------------
SUBTOTAL - FLAGLER SURPLUS LAND ON THE MARKET                                 572.0         $14,655,032
-------------------------------------------------------------------------------------------------------

                            FLORIDA EAST COAST RAILWAY, L.L.C.
                                      ON THE MARKET

                                                                             APPROX.
PROPERTY NAME/DESCRIPTION                                  COUNTY             ACRES        ASKING PRICE
-------------------------------------------------------------------------------------------------------
Eyster Blvd.                                               Brevard             65.2         $ 7,476,500
Cadillac Gauge                                             Brevard             72.0         $ 5,642,000
Passenger Station Parcel                                   St. Johns           11.9         $ 3,887,730
Kings Avenue                                               Duval                4.1         $ 1,603,443
Charles Street                                             Volusia              3.3         $ 1,125,000
Granada Blvd./Perrott Drive                                Volusia              1.3         $   373,140
Fountain Parcel                                            St. Johns            0.8         $   540,000
Hopkins Street                                             Brevard              1.2         $   268,000
Depot Site                                                 Volusia              3.6         $   232,050
-------------------------------------------------------------------------------------------------------
TOTAL - RAILWAY SURPLUS LAND ON THE MARKET                                    163.4         $21,147,863
-------------------------------------------------------------------------------------------------------
TOTAL - FLAGLER AND RAILWAY SURPLUS LAND ON THE MARKET                        735.4         $35,802,895
-------------------------------------------------------------------------------------------------------


       FLAGLER DEVELOPMENT COMPANY AND FLORIDA EAST COAST RAILWAY, L.L.C. SURPLUS LAND AND OTHER PROPERTY UNDER CONTRACT AS OF JUNE 30, 2003


                                                                            APPROX.
PROPERTY NAME/DESCRIPTION                                  TRANSACTIONS      ACRES      CONTRACT PRICES
-------------------------------------------------------------------------------------------------------
Miami River Property                                             1              6.8         $17,334,000
Other Railway Surplus Properties under Contract                 10             14.4         $ 5,270,587
-------------------------------------------------------------------------------------------------------
TOTAL - RAILWAY SURPLUS LAND UNDER CONTRACT                     11             21.2         $22,604,587
-------------------------------------------------------------------------------------------------------
TOTAL - FLAGLER SURPLUS LAND UNDER CONTRACT                      4             16.3         $25,452,550
-------------------------------------------------------------------------------------------------------
TOTAL - RAILWAY AND FLAGLER SURPLUS LAND UNDER CONTRACT         15             37.5         $48,057,137
-------------------------------------------------------------------------------------------------------

OTHER FLAGLER PROPERTIES UNDER CONTRACT:
-------------------------------------------------------------------------------------------------------
TOTAL OTHER PROPERTIES UNDER CONTRACT                                       2,236.7         $39,120,140
-------------------------------------------------------------------------------------------------------
TOTAL SURPLUS AND OTHER PROPERTIES UNDER CONTRACT                           2,274.2         $87,177,277
-------------------------------------------------------------------------------------------------------

Under Contract represents a signed agreement between two parties. In all cases, these agreements have contingencies and exit clauses enabling either or both parties to exit the agreement subject to various conditions.